SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                February 9, 2000


                              Flowserve Corporation
             (Exact name of Registrant as specified in its charter)


    New York                        1-13179                       31-0267900
(State or other             (Commission File Number)          (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


222 W. Las Colinas Blvd., Suite 1500
         Irving, Texas                                                  75039
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:          (972) 443-6500



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Item 5.  Other Events.

                   We are filing this Current Report on Form 8-K to make generally available certain information regarding the Registrant.

                  On February 9, 2000, the Registrant and Flowserve RED Corporation, a Delaware corporation and wholly owned subsidiary of the Registrant (collectively, the "Buyers"), entered into a definitive Purchase Agreement with Ingersoll-Rand Corporation, a New Jersey corporation, and IDP Acquisition LLC, a Delaware limited liability company (collectively, the "Sellers"), whereby the Buyers will purchase 100% of the partnership interests in Ingersoll-Dresser Pump Company, a Delaware general partnership, for $775 million in cash. A copy of the press release announcing the execution of the definitive Purchase Agreement is set forth in Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

  (c)    Press Release, dated February 10, 2000, by the Registrant.


















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                                  EXHIBIT INDEX

Exhibit
  No.                    Description
-------                  -----------

   99.1                  Press Release, dated February 10, 2000, by the
                         Registrant.




















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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FLOWSERVE CORPORATION



Date:      February 16, 2000            By: /s/ Ronald F. Shuff
                                        ----------------------------------------
                                        Name:  Ronald F. Shuff
                                        Title: Vice President, Secretary and
                                               General Counsel